EXHIBIT 99.1

                                              Contact:  Steven D. Devick
                                                 Chief Executive Officer
                                                            630-769-0033


                       PLATINUM ENTERTAINMENT, INC. CLOSES ON
                     SALE OF $22.5 MILLION OF PREFERRED EQUITY;
                         RETIRES ACQUISITION BRIDGE FINANCING

Downers Grove, IL -- December 15, 1997 -- Platinum Entertainment, Inc. (NASDAQ:PTET) today reported it has closed on the sale of $22.5 million in preferred equity securities with warrants to an investor group consisting of MAC Music LLC, SK-Palladin Partners, LP and Platinum Venture Partners II, LP. MAC Music LLC is a joint venture between Alpine Equity Partners L.P. and Maroley Media Group LLC. Alpine is a private equity firm, led by Robert Morgado, focusing on global media and entertainment investments. Morgado is the former Chairman and Chief Executive Officer of the Warner Music Group. SK-Palladin Partners, LP is a partnership controlled by Sidney Kimmel, Chairman and CEO of Jones Apparel Group, and Mark J. Schwartz, President and CEO of Palladin Capital, Inc. Platinum Venture Partners II, L.P. is a partnership including several of Platinum Entertainment's directors.

Steven Devick, Platinum Entertainment's Chairman and Chief Executive Officer, commented, "This is a great step forward for our Company, not only because of the capital infusion which has been used to retire acquisition-associated bridge financing, but also to add the experience of recognized music industry and financial experts to help continue the Company's growth.

Robert Morgado, Chairman of Maroley Media Group LLC and former Chairman and CEO of the Warner Music Group, said, "When we consider making an investment, we consider three ingredients: Number one is the people; number two is the strategic interest; and number three, does the company operate in a niche that gives it an advantage in a marketplace otherwise dominated by big companies. For our purposes, we concluded a strong affirmative on all three points."

Devick added, "This closing allows us to move forward efficiently with our strong release schedule in what has been for us, an outstanding holiday selling season. We currently have the #1, #2, and #3 chart positions simultaneously on Billboard's Classical Budget chart and John Denver's last recording, A CELEBRATION OF LIFE, recently has been listed as Billboard Magazine's country album Hot Shot Debut and Pacesetter in consecutive weeks. Our Gospel label received more Stellar Award nominations (the Gospel equivalent to Grammy Awards) than any other label, and we currently have two records in the Billboard Top 15 Blues chart, including the critically recognized, "PAINT IT BLUE - THE SONGS OF THE ROLLING STONES."

Platinum Entertainment, Inc. produces, acquires, markets and distributes high quality recorded music for a variety of music formats. Platinum and its wholly-owned subsidiaries currently produce music for the Gospel, Classical/Themed, Adult Contemporary, Country, Blues and Urban/Dance formats, primarily under its CGI Records, Intersound Classical, River North Records, Intersound Country, House of Blues and Intersound Urban labels. Platinum's products include new releases, typically by artists established in a particular format, as well as compilations and repackagings of previously recorded music that enable the Platinum to exploit its catalog of master recordings.


This press release contains certain forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995) that involve substantial risks and uncertainties. A number of important factors could cause the Company's actual results, performance or achievements for fiscal 1998 and beyond to differ materially from those expressed in such forward-looking statements. These factors include, without limitation, commercial success of the Company's repertoire, its leveraged capital structures, charges and costs related to acquisitions, permanent acquisition financing needs, relationships with artists and producers, attraction and retention of key personnel, general economic and business conditions and enhanced competition and new competitors in the recorded music industry, and other factors described in the Company's filings with the Securities and Exchange Commission.